Exhibit 10(x)

FOURTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION

2001 STOCK INCENTIVE PLAN

Effective December 31, 2008

1.	Purpose of the Plan. The purpose of the Fourth Amended and Restated Tenet Healthcare Corporation 2001 Stock Incentive Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain Employees, Directors, advisors and consultants of training, experience and ability, and to provide a means to encourage stock ownership and a proprietary interest in the Company to Directors, officers and valued Employees of the Company and consultants and advisors to the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.	Definitions.

(a)	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b)	“Annual Retainer” means the annual retainer for Directors established by the Committee or the Board from time to time, but does not include meeting fees and committee fees.

(c)	“Appreciation Right” means an award made under Section 9.

(d)	“Associate” shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Unit” means any facility, region, division, group, subsidiary or other unit within the Company that is designated by the Committee to constitute a Business Unit.

(g)	“Change in Control” of the Company means a Person, alone or together with its Affiliates and Associates, becoming the beneficial owner of 20% or more of the general voting power of the Company or any Person making a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company which discloses an intent to acquire control of the Company in a transaction or series of transactions not approved by the Board.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations promulgated thereunder, as it or they may be amended from time to time.

(i)	“Committee” means the Compensation Committee of the Board, unless the Board appoints another committee to administer the Plan.

(j)	“Common Stock” means the $0.075 par value common stock of the Company.

(k)	“Company” means Tenet Healthcare Corporation, a Nevada corporation.

(l)	“Director” means a member of the Board who is not an Employee or a former Employee who is receiving severance or retirement benefits (other than under the Tenet Healthcare Corporation Amended and Restated Supplemental Executive Retirement Plan, as it may be amended from time to time) from the Company or any of its present or future Business Units.

(m)	“Eligible Person” means an Employee, Director, advisor or consultant of the Company or any of its present or future Business Units.

(n)	“Employee” means any executive officer or other employee of the Company, or of any of its present or future Business Units.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time or any successor statute.

(p)	“Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

(q)	“Incentive Award” means an Option, Restricted Stock, an Appreciation Right, a Performance Unit, a Restricted Unit, a Section 162(m) Award or a cash bonus award granted under the Plan.

(r)	“Incentive Stock Option” means an Option intended to qualify under Section 422 of the Code.

(s)	“Option” means an Incentive Stock Option or a nonqualified stock option.

(t)	“Participant” means any Eligible Person selected to receive an Incentive Award pursuant to Section 5.

(u)	“Plan” means the Fourth Amended and Restated Tenet Healthcare Corporation 2001 Stock Incentive Plan as set forth herein, as it has been or may be amended and/or restated from time to time.

(v)	“Performance Criterion” or “Performance Criteria” means any one or more of the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the Performance Criterion or Performance Criteria for the relevant Incentive Award:

(i)	Basic or diluted earnings per share of common stock, which may be calculated as (A) income calculated in accordance with Section 2(v)(iv), divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and shares equivalents of common stock, in the case of diluted earnings per share, or (B) using a method as may be specified by the Committee;

(ii)	Cash flow, which may be calculated or measured in a manner specified by the Committee;

(iii)	Economic value added, which is after-tax operating profit less the annual total cost of capital, which may be calculated or measured in a manner specified by the Committee;

(iv)	Income, which may include, without limitation, net income and operating income and may be calculated or measured (A) before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes; or (B) using a method as may be specified by the Committee;

(v)	Quality of service and/or patient care, which may be measured by (A) the extent to which the Company achieves pre-set quality objectives including, without limitation, patient satisfaction objectives, or (B) a method as may be specified by the Committee;

(vi)	Return measures (including, but not limited to, return on assets, capital, equity, or sales), which may be calculated or measured in a manner specified by the Committee; or

(vii)	The price of the Common Stock or the Company’s preferred stock. (including, but not limited to, growth measures and total shareholder return) which may be calculated or measured in a manner specified by the Committee.

(w)	“Performance Goals” means the performance objectives with respect to one Performance Criterion or two or more Performance Criteria established by the Committee for the Company, a Business Unit or an individual for the purpose of determining whether, and the extent to which, a Section 162(m) Award will be awarded or paid.

(x)	“Performance Unit” means a grant made under Section 10.

(y)	“Person” means an individual, firm, corporation or other entity or any successor to such entity, but “Person” shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

(z)	“Restricted Stock” means an award of shares of Common Stock made under Section 8.

(aa)	“Restricted Unit” means an award made under Section 11.

(bb)	“Section 162(m)” means Section 162(m) of the Code and governmental interpretations thereunder.

(cc)	“Section 162(m) Award” means a grant of Options, Restricted Stock, Performance Units or Restricted Units meeting the requirements of Code Section 162(m).

(dd)	“Voting Stock” means shares of the Company’s capital stock having general voting power, with “voting power” meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

3.	Shares of Common Stock Subject to the Plan.

(a)	Overall Number of Shares Available for Delivery. Subject to the provisions of Section 3(d) and Section 14, the aggregate number of shares of Common Stock that may be issued under the Plan is 60,000,000 shares of Common Stock (as adjusted for the June 28, 2002 stock split).

(b)	Effect of Awards on Number of Shares Available for Delivery. Each share of Common Stock issued pursuant to the settlement of Options and Appreciation Rights will reduce the number of shares of Common Stock referred to in Section 3(a) on a 1-for-1 basis. Each share of Common Stock issued pursuant to the settlement of Restricted Stock, Performance Units and Restricted Units will reduce the number of shares of Common Stock referred to in Section 3(a) by 1.6 shares.

(c)	Common Stock Offered. The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(d)	Availability of Shares Not Delivered Under Incentive Awards. If any share of Common Stock that is the subject of an Incentive Award is not issued or transferred and ceases to be issuable or transferable for any reason, such share of Common Stock will no longer be charged against the limitations provided for in Section 3(a) and (b) and may again be made subject to Incentive Awards. Shares as to which an Option has been surrendered in connection with the exercise of a related Appreciation Right, however, will not again be available for the grant of any further Incentive Awards. Incentive Awards shall not be applied against the limitations provided for in Section 3(a) and 3(b) to the extent they are paid out in cash and not in Common Stock.

4.	Administration of the Plan.

(a)	Appointment of Committee. The Plan will be administered by the Committee, which will consist of two or more persons (i) who satisfy the requirements of a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) who satisfy the requirements of an “outside director” for purposes of Section 162(m) (a “Qualified Member”).

(b)	Authority of Committee. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time(s) at which, Incentive Awards may be granted and the number of shares, units, or Appreciation Rights subject to each Incentive Award. The Committee has authority to interpret the Plan, to make determinations as to whether a Participant or a Director is permanently and totally disabled, and to determine the terms and provisions of Incentive Awards. The Committee has authority to make all other determinations necessary or advisable for Plan administration and to prescribe and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

(c)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Incentive Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m), may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or employees of the Company or a subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) under the Exchange Act for Incentive Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Incentive Awards intended to qualify as “performance-based compensation” under Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(d)	One-Time Option Exchange. As approved by the Company’s shareholders on May 26, 2005, the Company may implement a one-time only exchange of certain Options for Restricted Units pursuant to the terms of the option exchange program described in the Company’s 2005 proxy statement.

(e)	Limitation of Liability. No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

5.	Eligibility.

(a)	Employees. All Employees who have been determined by the Committee to be key Employees and all consultants and advisors to the Company, or to any Business Unit, present or future, that have been determined by the Committee to be key consultants or advisors are eligible to receive Incentive Awards under the Plan; provided, however, that only Employees who have been determined by the Committee to be key Employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan.

(b)	Directors. All Directors are eligible to receive Incentive Awards in accordance with Section 7.

(c)	Ten Percent Shareholders. No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately after the grant of such Option, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation (within the meaning of Section 424(f) of the Code). This does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option price is at least 110% of the Fair Market Value of the Common Stock on the date of the grant and the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

(d)	Grant of Incentive Awards. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type(s) and amount(s) of Incentive Award(s) to be granted. Each Incentive Award will be evidenced by a written instrument and may include such other terms and conditions consistent with the Plan as the Committee may determine.

6.	Terms and Conditions of Options.

(a)	Exercise Price. The exercise price per share for each Option, including Options granted to Directors under Section 7, will be at least equal to the Fair Market Value of the Common Stock on the date of grant. Once an Option has been granted, (i) the exercise price per share for that Option may not be reduced, and (ii) that Option may not be cancelled and reissued, without shareholder approval, except as provided in Sections 4(d) and 14.

(b)	Vesting. Options shall vest and be exercisable as determined by the Committee, but in no event may an Option be exercisable after 10 years from the date of grant.

(c)	Payment of Exercise Price. The exercise price of an Option, including an Option granted to a Director under Section 7, and any federal and state withholding obligation resulting from the exercise of such Option, will be payable in full (i) upon exercise, in cash, (ii) by the Participant irrevocably authorizing a broker approved in writing by the Company to sell shares of Common Stock acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “cashless exercise”); provided that, notwithstanding anything in this Plan to the contrary, (A) the Company shall issue such shares of Common Stock only at or after the time the Company receives full payment for such shares, (B) the exercise price for such shares of Common Stock will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying shares of Common Stock are received by the authorized broker, and (C) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a cashless exercise, (iii) in the discretion of the Committee, upon exercise, by the assignment and delivery to the Company of shares of Common Stock owned by the Participant, or (iv) by a combination of any of the above. Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date and shall be accompanied by an assignment separate from any certificate and any other document(s) reasonably requested by the Company.

(d)	Incentive Stock Option Limitation. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under the Plan or any other plan of the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code)) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be set forth in the Code.

(e)	Fractional Shares. No fractional shares will be issued pursuant to the exercise of an Option, including Options granted to Directors under Section 7, nor will any cash payment be made in lieu of fractional shares.

(f)	Reload Options. With respect to the exercise of an Option under the Plan, the Participant may, in the discretion of the Committee, receive a replacement Option under the Plan to purchase a number of shares of Common Stock equal to the number of shares of Common Stock, if any, that the Participant delivered on exercise of the Option, with a purchase price equal to the Fair Market Value on the exercise date and with a term extending to the expiration date of the original Option.

(g)	Plan Term for Incentive Stock Options. All Incentive Stock Options shall be granted within 10 years from the date this Plan is adopted or is approved by the shareholders, whichever is earlier.

7.	Terms and Conditions of Incentive Awards Granted to Directors.

(a)	Discretionary Incentive Awards. The Board shall determine in its discretion the Directors to whom, and the time(s) at which, Incentive Awards may be granted to Directors and the number of shares subject to such Incentive Award grants.

(b)	Incentive Award Agreements. Each Incentive Award will be evidenced by a written instrument, which shall include such terms and conditions consistent with this Plan as the Committee may determine.

(c)	Vesting. Incentive Awards granted to Directors shall vest as determined by the Board, in its discretion, and may vest immediately upon grant.

(d)	Election to Receive Incentive Awards. A Director may make an election:

(i)	upon being elected to the Board, within 30 days from the date he/she is notified that he/she is eligible to make the election; and

(ii)	between November 1 and December 15 of each year,

to convert all or a portion of his/her Annual Retainer for the following calendar year into Incentive Awards as the Committee may determine.

(A)	Unless otherwise determined by the Board, on the day that a Director who has elected to convert all or a portion of his/her Annual Retainer into Incentive Awards otherwise would have received payment of a portion of the Annual Retainer, the Director shall receive an Incentive Award with respect to a number of shares of Common Stock equal to (1) with respect to Incentive Awards that are Options or Appreciation Rights (x) four times the amount of the Annual Retainer to be converted into an Incentive Award on such date divided by (y) the Fair Market Value of the Common Stock on such date, or (2) with respect to Incentive Awards that are Restricted Stock, Restricted Units, or Performance Units (x) the amount of the Annual Retainer to be converted into an Incentive Award on such date divided by (y) the Fair Market Value of the Common Stock on such date.

(B)	Unless otherwise determined by the Board, Incentive Awards that are Options granted under this Section 7(d) shall vest immediately and shall have a term of ten years.

(C)	A Director shall not transfer or otherwise dispose of the shares acquired upon settlement of an Incentive Award granted under this Section 7(d) earlier than one year following the date of the settlement (except that a Director may dispose of a number of shares sufficient to pay the exercise price and any taxes withheld in connection with such exercise).

(e)	Expiration of Options Following Removal or Failure to be Reelected. If a non-executive Director is removed from office by the Company’s shareholders, is not nominated for reelection by the Board or is nominated by the Board but is not reelected by the Company’s shareholders, then Incentive Awards that are Options granted hereunder will expire one year after the date of removal or failure to be elected unless by their terms they expire sooner.

(f)	Expiration of Options Following Retirement. If the Director retires at or after age 65, or retires prior to age 65 with the consent of the Committee, Incentive Awards that are Options granted hereunder will continue to vest, be exercisable and expire in accordance with their terms.

(g)	Expiration of Options Following Death or Disability. If the Director dies or becomes permanently and totally disabled while serving in such capacity, Incentive Awards that are Options granted hereunder will expire five years after the date of death or permanent and total disability unless by their terms they expire sooner.

(h)	Death or Disability Following Removal or Failure to be Reelected. If the Director dies or becomes permanently and totally disabled within the one-year period referred to in Section 7(e), Incentive Awards that are Options granted hereunder will expire one year after the date of death or permanent and total disability unless by their terms they expire sooner. If the Director dies or becomes permanently and totally disabled within the five-year period referred to in Section 7(g), Incentive Awards that are Options granted hereunder will expire upon the later of the end of such five-year period or one year after the date of death or permanent and total disability unless by their terms they expire sooner.

(i)	Terms and Conditions of Incentive Awards Other Than Options. Incentive Awards other than Options shall contain terms and conditions consistent with this Plan as the Committee may determine.

8.	Terms and Conditions of Restricted Stock.

(a)	Vesting and Restrictions. The Committee shall determine in its discretion the vesting period and any additional restrictions and conditions for Restricted Stock.

(b)	Shareholder Rights. Restricted Stock shall consist of Common Stock and shall be represented by stock certificates registered in the name of the Participant. The Participant shall have all rights of a shareholder prior to the vesting of a grant of Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

(c)	Restrictions on Transfer. Unless otherwise determined by the Committee, Restricted Stock may not be transferred, assigned or made subject to any encumbrance, pledge or charge until such Restricted Stock has vested and any other restrictions or conditions on such Restricted Stock are removed, have been satisfied or expire.

(d)	Certificates for Common Stock. The certificates representing a grant of Restricted Stock will remain in the physical custody of the Company until such Restricted Stock has vested and any other restrictions or conditions on such Restricted Stock are removed, have been satisfied or expire.

(e)	Other Terms and Conditions. The Committee may impose such other conditions on any Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange on which the Common Stock is then listed and under any blue sky or other securities laws applicable to such Restricted Stock.

(f)	Performance Criteria. Restricted Stock with vesting tied to a Performance Criterion or Performance Criteria shall have a minimum vesting period of at least one year. All other Restricted Stock shall become fully vested over a period of no less than three years.

9.	Terms and Conditions of Appreciation Rights.

(a)	Grant. The Committee may grant an Appreciation Right in connection with or without relationship to an Option. An Appreciation Right granted with relationship to an Option may be granted at the time the Option is granted or at any time thereafter during the term of the Option.

(b)	Appreciation Rights Related to Options.

(i)	An Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof, to the extent unexercised, with respect to the number of shares as to which such Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 9(b)(iii). Such Option will cease to be exercisable to the extent and when surrendered.

(ii)	Subject to Section 9(e), an Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires and will not be transferable except to the extent that such related Option may be transferable.

(iii)	Upon the exercise of an Appreciation Right granted in connection with an Option, the holder will be entitled to receive, at the Committee’s discretion, (iv) a cash payment determined by multiplying (A) the difference obtained by subtracting (x) the exercise price of the related Option from (y) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by (B) the number of shares as to which such Appreciation Right is being exercised, or (v) a number of whole shares of Common Stock determined by dividing (A) the dollar amount calculated in (i) above by (B) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right.

(c)	Appreciation Rights Without Relationship to Options.

(i)	An Appreciation Right granted without relationship to an Option will be exercisable for the period of time determined by the Committee, which shall not exceed 10 years from the date of grant.

(ii)	An Appreciation Right granted without relationship to an Option will specify the number of shares to which it relates and will entitle the holder, upon exercise of the Appreciation Right, to receive, at the Committee’s discretion, (iii) a cash payment of an amount determined by multiplying (A) the difference obtained by subtracting (x) the amount assigned to the Appreciation Right by the Committee on the date of grant (which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant) from (y) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by (B) the number of shares as to which such Appreciation Right will have been exercised, or (iv) a number of whole shares of Common Stock determined by dividing (A) the dollar amount calculated in (i) above by (B) the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right.

(d)	Maximum Amount Payable. At the time an Appreciation Right is granted, the Committee may determine the maximum amount payable with respect to such Appreciation Right; provided, however, that such maximum amount shall in no event be greater than the amount determined in accordance with Section 9(b)(iii) or 9(c)(ii), as the case may be.

(e)	Appreciation Rights Related to Incentive Stock Options. An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price set forth in the Incentive Stock Option.

10.	Terms and Conditions of Performance Units.

(a)	Value of Performance Units. The value of Performance Units may be measured in whole or in part by the value of shares of Common Stock, the performance of the Participant, the performance of the Company or any Business Unit or any combination thereof. Such Performance Unit shall be payable in cash and/or shares of Common Stock as determined by the Committee.

(b)	Performance Period and Performance Goals. At the time of a Performance Unit grant, the Committee shall determine a performance period applicable to the Performance Unit, one or more Performance Goals to be achieved during the applicable performance period and a schedule indicating the value of a Performance Unit at various levels of performance relative to the Performance Goal(s). No performance period shall be less than one year nor shall it exceed 10 years from the date of the grant. At the end of the applicable performance period, the Committee shall determine the extent to which a Performance Goal(s) have been attained in order to establish the amount of cash payment to be made, or the number of shares of Common Stock to be issued, if any. The number of shares of Common Stock issued upon attainment of a Performance Goal(s) shall be determined by dividing the value of the Performance Unit by the Fair Market Value of a share of Common Stock on the date such payment is to be made.

(c)	Committee Discretion. The Performance Goals applicable to a Performance Unit grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences.

(d)	Other Restrictions and Conditions. Performance Units shall be subject to such other restrictions and conditions as the Committee shall determine.

11.	Terms and Conditions of Restricted Units.

(a)	Grant. Restricted Units may be granted under the Plan based on a Participant’s continued employment with the Company. Such Restricted Unit shall be payable in cash and/or shares of Common Stock as determined by the Committee.

(b)	Vesting. At the time a Restricted Unit is granted, the Committee shall determine the vesting period. Restricted Units shall become fully vested over a period no less than three years and no greater than 10 years from the date of the grant. The Committee may establish a maximum value for a Restricted Unit at the time of grant.

(c)	Settlement. If the Restricted Unit is payable in cash, a cash amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Committee at the time of grant, shall be paid with respect to each such Restricted Unit granted to a Participant. If the Restricted Unit is payable in shares of Common Stock, one share of Common Stock, subject to any maximum value determined by the Committee at the time of grant, shall be issued with respect to each such Restricted Unit granted to the Participant.

(d)	Committee Discretion. A Restricted Unit grant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences.

(e)	Other Restrictions and Conditions. Restricted Units shall be subject to such other restrictions and conditions as the Committee shall determine.

12.	Section 162(m) Awards.

Without limiting the generality of the foregoing, Restricted Stock, Performance Units and Restricted Units referred to in Sections 8, 10 and 11, respectively, may be granted as awards that satisfy the additional requirements of this Section 12 so as to qualify for exemption as “performance-based compensation” within the meaning of Section 162(m). Any such award shall be designated as a Section 162(m) Award at the time of grant.

(a)	Eligible Class. The eligible class of persons for Section 162(m) Awards shall be all Eligible Persons.

(b)

Performance Goals. A Participant’s right to receive any payment with respect to an Incentive Award designated as a Section 162(m) Award shall be determined by the degree Performance Goal(s) is/are achieved. The specific Performance Goal(s) with respect to a Section 162(m) Award must be established by the Committee in accordance with Section 162(m). Notwithstanding anything in the

Plan to the contrary (other than Section 14(d)), as and to the extent required by Section 162(m), the Performance Goal(s) must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the Performance Goal(s) is/are attained, and must not allow the Committee nor the Board to use its discretion to increase the amount of compensation payable that otherwise would be due upon attainment of the Performance Goal(s).

(c)	Committee Certification. Before any Section 162(m) Award is paid to a Participant, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Section 162(m) Award were satisfied.

(d)	Terms And Conditions of Awards; Committee Discretion to Reduce Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Section 162(m) Awards. Unless otherwise provided in a Section 162(m) Award agreement, the Committee reserves the right to reduce the amount otherwise payable under a Section 162(m) Award on any basis (including the Committee’s discretion).

(e)	Adjustments for Material Changes. As and to the extent permitted by Section 162(m), in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Goal(s), then, to the extent any of the foregoing events was not anticipated at the time the Performance Goal(s) was established, the Committee may make adjustments to the Performance Goal(s), based solely on objective criteria, so as to neutralize the effect of the event on the applicable Section 162(m) Award.

(f)	Interpretation. It is the intent of the Company that the Section 162(m) Awards satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Section 162(m), including the requirements for performance-based compensation under Section 162(m)(4)(C), so that the Company’s tax deduction for remuneration in respect of such an award for services performed by employees of the Company who are subject to Section 162(m) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan otherwise would frustrate or conflict with the intent expressed in this Section 12, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude any Eligible Person from receiving an award that is not a Section 162(m) Award.

13.	Limits on Awards.

The maximum number of shares of Common Stock or stock units underlying Incentive Awards that may be granted to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 2002, shall not exceed an average of 1,000,000 shares per year, either individually or in the aggregate, with respect to all such types of awards, with such number of shares subject to adjustment on the same basis as provided in Section 14. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled shall not again be available for grant under this limit. The maximum dollar amount of cash compensation in respect of Performance Units that may be paid to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 2002, shall not exceed an annual average of $5,000,000.

14.	Adjustment Provisions.

(a)	Subdivision or Consolidation of Common Stock. Subject to Section 14(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, the Committee may make an appropriate and proportionate adjustment in (i) the maximum number and kind of shares provided in Section 3, (ii) the maximum number and kind of shares provided in Section 13, (iii) the number and kind of shares, units, or other securities subject to then-outstanding Incentive Awards, and (iv) the exercise or other price for each share or unit subject to then-outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

(b)	Corporate Restructuring. Notwithstanding the provisions of Section 14(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or survives as a subsidiary of another corporation, or upon the sale of all or substantially all the property of the Company, all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c)	Committee Discretion. Adjustments under Sections 14(a) and (b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

(d)	Change in Control. Notwithstanding any provision herein to the contrary, in the event a Change in Control occurs:

(i)	all Incentive Awards held by Directors will be fully vested and any restrictions upon exercise in Section 7 will immediately cease; and

(ii)	the Committee may, in its sole discretion, without obtaining shareholder approval, take any one or more of the following actions with respect to all Participants other than Directors:

(A)	Accelerate the vesting and/or performance periods of, or where applicable make fully payable, any outstanding Incentive Awards;

(B)	Determine that all or any portion of conditions and/or restrictions associated with any Incentive Award have been met;

(C)	Grant a cash bonus award to any of the holders of outstanding Options, except the holders of outstanding Options that meet the requirements of Section 162(m);

(D)	Grant Appreciation Rights to holders of outstanding Options;

(E)	Pay cash to any or all Incentive Award holders in exchange for the cancellation of their outstanding Incentive Awards; and/or

(F)	Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

15.	General Provisions.

(a)	No Right to Continued Services. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant who is an Employee, Director, consultant or advisor any right to continue in the employ or service of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Employee, terminate the consulting or advisory services of any Participant at any time with or without cause, or the right of the Company’s shareholders to remove any Director from office in accordance with the Company’s bylaws.

(b)	Conditions to Delivery of Common Stock. No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant, settlement or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c)	Limitation on Shareholder Rights. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d)	Taxes. The Company shall have the right to deduct from any settlement, including the delivery or vesting of Incentive Awards, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to an Incentive Award, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the Incentive Award by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

(e)	Transferability. Except with the prior written consent of the Committee, Incentive Awards granted under the Plan, shall not be transferable other than (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) by gift, and not for value, during the Participant’s lifetime to a revocable trust that has the same taxpayer identification number as the Participant and of which the Participant is the trustee, but only if such gift (A) would not result in the Company losing all or any part of the tax deduction to which it would be entitled, (B) does not otherwise adversely affect the interests of the Company as determined by the Committee, and (C) complies with all rules and regulations regarding such gifts established by the Company from time to time. The Committee may establish procedures pursuant to which Participants may designate beneficiaries to receive any outstanding Incentive Awards upon the death of the Participant. In addition the Committee may establish procedures to effectuate the division or transfer of Incentive Awards pursuant to a domestic relations order. Finally, the Committee in its own discretion may permit other transfers of Incentive Awards and may establish guidelines pursuant to which other transfers will be permissible.

(f)	Additional Terms and Conditions of Incentive Awards. The forms of Incentive Awards granted under the Plan may contain such other provisions as the Committee may deem advisable.

16.	Termination of Incentive Awards.

(a)	Termination of Appreciation Rights and Options. Unless otherwise determined by the Committee, an Appreciation Right or an Option held by a person who was an Employee at the time such Appreciation Right or Option was granted will expire immediately if and when such person ceases to be an Employee, except as follows:

(i)	If the employment of an Employee is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner. During said period, the Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

(ii)	If the Employee retires at normal retirement age as determined by the Company from time to time, retires with the consent of the Company at an earlier date or becomes permanently and totally disabled, as determined by the Committee, while employed by the Company, the Appreciation Rights and Options of the Employee will continue to vest, be exercisable and expire in accordance with their terms.

(iii)	If an Employee dies while employed by the Company, the Appreciation Rights and Options of the Employee will become fully exercisable as of the date of death and will expire three years after the date of death unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled as determined by the Committee within the three months referred to in subparagraph (i) above, the Appreciation Rights and Options will become fully exercisable as of the date of death or such permanent disability and will expire, in the case of death, one year after the date of such death. In the case of permanent and total disability such Options and Appreciation Rights will expire in accordance with their terms. If the Employee dies or becomes permanently and totally disabled as determined by the Committee subsequent to the time the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Appreciation Rights and Options will fully vest as of the date of death or permanent and total disability and will expire, in the case of death, one year after the date of death. In the case of permanent and total disability, such Appreciation Rights and Options will expire in accordance with their terms.

(b)	Termination of Restricted Stock, Performance Units and Restricted Units. Unless otherwise determined by the Committee, in the event an Employee who holds Restricted Stock, Performance Units or Restricted Units (including any such award designated as a Section 162(m) Award) ceases to be an Employee, all such Restricted Stock, Performance Units or Restricted Units subject to restrictions at the time his/her employment terminates will expire, terminate and be cancelled except as follows:

(i)	In the event the holder of Restricted Stock or Restricted Units ceases to be an Employee due to death, all such Restricted Stock or Restricted Units subject to restrictions at the time his/her employment terminates will no longer be subject to said restrictions.

(ii)	If an Employee retires at normal retirement age as determined by the Company from time to time or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled as determined by the Committee, all such Restricted Stock, Performance Units or Restricted Units will continue to vest over the applicable vesting or performance period provided that during these periods such Employee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with any business conducted by the Company or any of its Business Units.

(iii)	In the event a holder of Performance Units ceases to be an Employee prior to the end of a performance period applicable thereto, the Committee in its sole discretion shall determine whether to make any payment to the Participant in respect of such Performance Unit and the timing of such payment, if any.

(c)	Termination of Incentive Awards Granted to Persons Other Than Employees or Directors. Unless otherwise determined by the Committee, in the event the engagement by the Company of a Participant who is an advisor or consultant, but not an Employee or Director, ceases for any reason (whether terminated by the Company or the Participant), the Participant’s unvested Appreciation Rights or Options shall not vest and the Participant’s unexercised but vested Appreciation Rights or Options will expire and become unexercisable 90 days after termination. The Participant’s Restricted Stock, Performance Units or Restricted Units subject to restrictions at the time the engagement ceases will expire, terminate and be cancelled.

(d)	Leave of Absence. The Committee in its sole discretion may determine that any Participant who is on leave of absence for any reason will be considered as still in the employ or service of the Company with respect to any Incentive Award; provided, however, that such Participant’s rights to such Incentive Award during a leave of absence will be limited to the extent to which such Incentive Award was earned or vested at the commencement of such leave of absence.

(e)	Section 409A Compliance. The Committee intends that any Incentive Awards which are subject to the provisions of Section 409A of the Code be administered in accordance with the provisions of Section 409A and the regulations thereunder. Accordingly, any Incentive Awards which are subject to Section 409A of the Code and will be settled by reason of a Participant’s separation from service, within the meaning of Section 409A of the Code, will be subject to the six (6) month delay applicable to “specified employees,” as defined under Section 409A of the Code and the regulations thereunder, with the determination of specified employees being made using the optional rule of determining compensation under Section 1.415(c)-2(d)(4) of the Treasury Regulations (i.e., W-2 wages plus amounts that would be includible in wages except for an election under Section 125(a) of the Code (regarding cafeteria plan elections) under Section 132(f) of the Code (regarding qualified transportation fringe benefits) or Section 402(e)(3) of the Code (regarding Section 401(k) plan deferrals)) without regard to the special timing rules and special rules set forth, respectively, in Sections 1.415(c)-2(e) and 2(g) of the Treasury Regulations, which is the method used for determining specified employees under the Company’s other nonqualified deferred compensation arrangements. In addition, in the case of any Incentive Awards which are subject to Section 409A of the Code and will be settled by reason of a Participant’s disability, the determination of disability will be made utilizing the definition of disability contained in Section 409A(a)(2)(C) of the Code.

17.	Amendment and Termination.

(a)	Changes to the Plan. The Committee shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. The Committee may not make amendments to the Plan that increase the benefits available under the Plan in any material respect, including, without limitation, (i) amending the provisions of Section 6(a), (ii) increasing the number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan, or (iii) changing the types or terms of Incentive Awards that may be made under the Plan, without the approval of the shareholders of the Company.

(b)	Changes to Incentive Awards. Subject to Section 6(a), the Committee, with the consent of a Participant, may make such modifications in the terms and conditions of an Incentive Award as it deems advisable. Notwithstanding the foregoing, only the Board, with the consent of a Director, may make modifications in the terms and conditions of an Option granted to a Director.

(c)	Participant Consent. No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

18.	Effective Date of the Plan and Duration of the Plan.

This Plan originally became effective following adoption by the Board and upon approval of the Company’s shareholders at the shareholders’ annual meeting held on October 10, 2001. The Third Amended and Restated Plan became effective upon approval of the Company’s shareholders at the shareholders’ annual meeting held on May 26, 2005. On May 8, 2008, the Company’s shareholders approved the Tenet Healthcare 2008 Stock Incentive Plan to replace the Plan. As such, the Plan was terminated on May 8, 2008, except with respect to Incentive Awards then outstanding. The Fourth Amended and Restated Plan is effective December 31, 2008 and amends the Plan to clarify its compliance with the provisions of Section 409A of the Code.